Exhibit 10.9

Z-Work Acquisition Corp.

575 Fifth Avenue, 15th Floor

New York, NY 10017

March 23, 2021

Z-Work Holdings LLC

575 Fifth Avenue, 15th Floor

New York, NY 10017

Re:	Amended and Restated Administrative Support Agreement

Ladies and Gentlemen:

WHEREAS, Z-Work Acquisition Corp. (the “Company”) and Z-Work Holdings LLC (“Sponsor” and together with the Company, the “Parties”), entered into that certain letter agreement, dated January 28, 2021 (the “Original Administrative Support Agreement”); and

WHEREAS, the parties wish to amend and restate in its entirety the Original Administrative Support Agreement as follows (such letter agreement, the “Amended and Restated Administrative Support Agreement”):

This Amended and Restated Administrative Support Agreement confirms our agreement that, commencing February 1, 2021 and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission for the Company’s initial public offering) (such earlier date hereinafter referred to as the “Termination Date”):

i.	Sponsor shall pay to the Company’s President and Chief Financial Officer an annual cash salary of $100,000, in substantially equal periodic installments, and shall make available, or cause to be made available, to the Company, at 575 Fifth Avenue, 15th Floor, New York, New York 10017 (or any successor location of Sponsor), additional support services, expected to be sourced from Communitas Capital, as may be reasonably required by the Company. In exchange therefor, the Company shall pay Sponsor the sum of $12,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date; and

ii.	Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Amended and Restated Administrative Support Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Amended and Restated Administrative Support Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Amended and Restated Administrative Support Agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Z-WOrk Acquisition Corp.

By:	/s/ Doug Atkin
Name:	Doug Atkin
Title:	Executive Co-Chairman

AGREED TO AND ACCEPTED BY:

Z-WORK HOLDINGS LLC

By:	/s/ Doug Atkin
Name:	Doug Atkin
Title:	Managing Member

[Signature Page to A&R Administrative Support Agreement]